News Release

August 27, 2009                                                                                                                                                                    (304) 369-8500
For Immediate Release:                                                                                                                                                        Contact: Jeff Gillenwater

No Injuries in Fire at Massey Energy Preparation Plant
Meeting Customer Needs Next Priority

CHARLESTON, WV – Massey Energy Company (NYSE: MEE) announced today that a fire started at its Bandmill preparation plant in Rum Creek near Logan, West Virginia early this morning. There were no reported injuries and all workers are accounted for and safe.

"Safety of our members was our first concern and we are grateful no one was injured at the Bandmill plant," said Massey Energy CEO Don Blankenship. "We expect to minimize disruptions in service to our customers by utilizing idled assets elsewhere on the CSX rail system.”

No cause for the fire is known at this time.  Massey Energy will be working with federal and state authorities to determine the cause of the fire.

The Bandmill facility is insured.

About Massey Energy Company:

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the largest coal producer in Central Appalachia and is included in the S&P 500 Index.

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FORWARD-LOOKING STATEMENTS: The foregoing release contains forward-looking statements. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements can be found in press releases as well as Massey's public periodic filings with the Securities and Exchange Commission, including Massey's Annual Report on Form 10-K and subsequently filed interim reports. Such filings are available either publicly or upon request from Massey's Investor Relations Department: (866) 814-6512. Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please visit the Company's website at www.masseyenergyco.com.